EXHIBIT 99.1

OAKWOOD HOMES CORPORATION REACHES AN AGREEMENT IN PRINCIPLE
WITH CERTAIN OF ITS CREDITORS TO RESTRUCTURE ITS BALANCE SHEET

Greensboro, NC, November 15, 2002 – Oakwood Homes Corporation (NYSE: OH), one of the country’s largest producers and retailers of manufactured housing, has reached an agreement in principle with creditors representing nearly 40% of the Company’s senior unsecured debt and guarantee obligations to restructure the Company’s balance sheet. The proposed plan calls for the conversion of the Company’s $303 million of senior unsecured debt and its guarantees of principal and interest on $275 million of subordinated REMIC bonds into 100% of the Company’s post restructuring common shares. The plan also provides for the conversion of the Company’s current common shares into out-of-the-money warrants to purchase approximately 10% of the post restructuring common shares.

Myles E. Standish, President and Chief Executive Officer, stated, “We are very pleased to have the support of our creditors, who will become our largest shareholders under the proposed plan, to restructure our balance sheet. The proposed restructuring would leave Oakwood with virtually no long term debt. More importantly, the proposed restructuring would position Oakwood to capitalize on the eventual recovery of the manufactured housing industry.”

As part of the restructuring, the Company expects to file imminently a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court in Wilmington, Delaware. Mr. Standish stated, “With the support of our creditors, we expect to emerge from bankruptcy in a matter of months. I want our employees, vendors, independent retailers and customers to know that we expect to operate on a “business as usual” basis. This is a fresh start for a business that has successfully adjusted and survived for the past 56 years. When we emerge, Oakwood will be stronger than ever. We are working with potential credit providers to ensure adequate liquidity while we are in Chapter 11 and expect to have these facilities finalized shortly.

“As part of the Company’s restructuring, we closed yesterday five manufacturing plants in several states and our loan origination operations in Texas. We also intend to close approximately 75 retail locations. These locations are principally in the Deep South, Tennessee and Texas markets, which are highly competitive and have been negatively affected by the Company’s tightening of retail credit standards over the past 18 months. Exiting these areas should significantly improve the Company’s operating results going forward as well as the performance of the Company’s future loan originations.

“Our filing is largely driven by the continued poor performance of loans we originated in 2000 and before, as well as the deteriorating terms in the manufactured housing asset-backed securitization market into which we sell our loans. Our poor loan performance, coupled with declining recovery rates in the wholesale repossession market, have resulted in the Company’s loan servicing income being substantially eliminated. In addition, these factors have increased the payments we will be required to make to the holders of the subordinated REMIC bonds that we have guaranteed.

“Our current business is significantly improving. Loans underwritten since 2000 are performing substantially better than those originated in earlier years, and our housing operations are performing better than they have at any time since 1998, even in the face of difficult industry conditions. These improvements, however, have not been sufficient to make up for the overall poor performance of the loan portfolio and the deterioration in the asset-backed securitization market.

“Taking this action now allows the Company to reorganize while it is still relatively strong without taking actions that would impair our future profitability. A restructuring at this time should allow us to eliminate our finance company liabilities and to once again have an opportunity to operate profitably in our finance business. It will also remove the uncertainties about our long-term viability, which have hampered our ability to operate over the past several years.”

The manufactured housing industry, which tends to be a cyclical business, has been in a downturn for a number of years. Shipments of manufactured housing units have declined industry-wide from a peak of 372,800 in 1999 to an estimated 160,000 to 170,000 units this year. Because of weak industry underwriting standards beginning in the mid-1990s, as well as current economic conditions that are adversely affecting the industry’s customer base, annual repossessions have increased to an estimated 90,000 units in 2002, more than 50 percent of new home shipments.

The Company has also been advised by the New York Stock Exchange (the “NYSE”) that the Company has fallen below the NYSE’s continued listing criteria relating to both total market capitalization and minimum share price. The NYSE requires that the Company’s market capitalization must equal or exceed $15 million and that its stock trade at a minimum share price of $1 over a 30-day trading period. The Company has not complied with either of these criteria over a 30 consecutive day trading period.

Oakwood Homes Corporation and its subsidiaries are engaged in the production, sale, financing and insuring of manufactured housing throughout the United States. The Company’s products are sold through Company-owned stores and an extensive network of independent retailers.

This press release contains certain forward-looking statements and information based on the beliefs of the Company’s management as well as assumptions made by, and information available to, the Company’s management. These statements include, among others, statements relating to the expectation that the Company will be able to successfully reorganize itself, the expectation that the Company will be able to obtain the support of its remaining creditors for its reorganization plan, the expectation that the Company will be able to negotiate and finalize facilities to ensure adequate liquidity while it is in Chapter 11 and that such facilities will be finalized shortly, the belief that the reorganization can be successfully completed in a matter of months, the expectation that the Company will be able to operate on a “business as usual” basis, the expectation that the Company will be stronger upon emergence from bankruptcy, the belief that the restructuring should allow the Company to eliminate its finance company liabilities and have an opportunity to operate profitably in the finance business and the belief that exiting certain states should improve the Company’s operating results going forward as well as the performance of the Company’s future loan originations.

These forward-looking statements reflect the current views of the Company with respect to future events and are subject to a number of risks, including, among others, the following: the Company’s plan of reorganization may not receive the support of its creditors or be approved by the Bankruptcy Court; competitive industry conditions could further adversely affect sales and profitability; the Company may be unable to access sufficient capital and liquidity to fund its operations during the reorganization process; it may recognize special charges or experience increased costs in connection with its securitization or other financing activities; the Company may be required to provide various forms of credit enhancement to its vendors, lenders or others; the Company may recognize special charges or experience increased costs in connection with restructuring activities; the Company may not realize anticipated benefits associated with its restructuring activities (including the closing of underperforming sales centers); adverse changes in governmental regulations applicable to its business could negatively impact the Company; it could suffer losses resulting from litigation (including shareholder class actions or other class action suits); the captive Bermuda reinsurance subsidiary could experience significant losses; the Company could experience increased credit losses or higher delinquency rates on loans originated; the Company could experience lower recovery rates than anticipated on the sale of repossessions, negative changes in general economic conditions or the industry could adversely impact the Company; it could lose the services of key management personnel; and any other factors that generally affect companies in bankruptcy proceedings or in these lines of business could also adversely impact the Company. Should the Company’s underlying assumptions prove incorrect or should one or more of the risks and uncertainties materialize, actual events or results may vary materially and adversely from those described herein as anticipated, expected, believed or estimated.